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                                                                   Exhibit 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in the Registration Statements Form S-8 (Nos. 333-88190, 333-88160, 333-88154, 333-88158, 333-87764,
333-73682, 333-67432, 333-61928, 333-40848, 333-40842, 333-66457, 333-66455,
333-66429 and 333-117029) and Form S-3 (Nos. 333-98849, 333-88320, 333-87194,
333-82562, 333-70122, 333-68060, 333-68062, 333-56642, 333-42620, 333-102714,
333-102716, 333-105176 and 333-109535) of Brooks Automation, Inc. of our report dated November 3, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Boston, Massachusetts
December 13, 2004